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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS         EXH. 23


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 33-61903, 333-05795, 333-05797, 333-09257, 333-13259, 333-27927, 333-27929 and 333-69717 of our report dated May
15, 1999 included in this Form 10-K for the year ended March 31, 1999.

/s/ Arthur Andersen LLP
Boston, Massachusetts
June 27, 1999